EXHIBIT 10.4

           FIRST AMENDMENT, dated as of December 1, 2004, to the IP Security Agreement defined below (this "Amendment") among Barney's, Inc., a New York corporation (the "Company"), the subsidiaries of the Company that are grantors under the IP Security Agreement and each additional party which became a grantor pursuant to Section 11 of the IP Security Agreement (collectively, the "Grantors"), and Wilmington Trust Company, as collateral agent under the IP Security Agreement referred to below (the "Collateral Agent").

                               W I T N E S S E T H

           WHEREAS, the Company has heretofore executed and delivered to the Collateral Agent an intellectual property security agreement, dated as of April 1, 2003 (the "IP Security Agreement"), among the Company, the Grantors and the Collateral Agent, in connection with the issuance by the Company of an aggregate principal amount at maturity of $106,000,000 of its 9.000% Senior Secured Notes due 2008 (the "Notes") pursuant to an indenture, dated as of April 1, 2003, among the Company, the guarantors parties thereto and Wilmington Trust Company, as trustee (the "Indenture");

           WHEREAS, under the IP Security Agreement, each of the Grantors granted to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of such Grantor's rights, title and interest in and to the Intellectual Property Collateral, to secure the prompt and complete payment, observance and performance of all of the Liabilities, including the payment of all of the principal of, interest and premium on the Notes.

           WHEREAS, the Company and the Grantors have agreed to amend certain provisions of the IP Security Agreement, in the manner and on the terms and conditions provided herein.

           WHEREAS, the Company has caused to be delivered to the Holders of the Notes (the "Holders") an Offer to Purchase and Consent Solicitation Statement, dated November 17, 2004 (as the same may be amended from time to time, the "Offer to Purchase") and the related Consent and Letter of Transmittal, pursuant to which the Company has (i) offered to purchase for cash any and all of the outstanding Notes (such offer on the terms set forth in the Offer to Purchase and such Consent and Letter of Transmittal, the "Offer") and (ii) solicited consents to the adoption of amendments to the Indenture, amendments to the Security Documents (as defined in the Offer to Purchase), which include amendments to the IP Security Agreement, as set forth in Section 2 hereof (the "IP Security Agreement Amendments", and the IP Security Agreement as amended herein, the "Amended IP Security Agreement"), and

           WHEREAS, the execution and delivery of this Amendment have been duly authorized and all conditions and requirements necessary to make the Amended IP Security Agreement a valid and binding agreement have been duly performed and complied with; and

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Grantors and the Collateral Agent hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the IP Security Agreement.

2. Amendment of Certain Provisions of the IP Security Agreement. The IP Security Agreement is hereby amended to provide that, effective upon the Operative Time (as defined below):

           (a) SECTION 4.

                (i) The text of Section 4(b) and Section 4(g) of the IP Security Agreement is hereby deleted in its entirety and replaced with "[Intentionally Omitted]" and all references made thereto throughout the IP Security Agreement are hereby deleted in their entirety;

                (ii) the text of Section 4(c) of the IP Security Agreement is hereby deleted in its entirety and replaced with the following:

         "Upon request of the Collateral Agent, such Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to the Collateral Agent) to evidence the Collateral Agent's Lien (subject to the Priority Lien) on any Patent, Trademark or Copyright, for which an application for registration has been filed with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, and the General Intangibles (as defined in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York) of such Grantor relating thereto or represented thereby."; and

                (iii) the following text of Section 4(h) of the IP Security Agreement is hereby deleted:

          "Such Grantor will advise the Collateral Agent promptly of any Lien on any of the Intellectual Property Collateral (other than any Permitted
          Lien)."

           (b) DEFINITIONS. Terms defined in the IP Security Agreement shall be deemed deleted when reference to such definitions would be eliminated as a result of the IP Security Agreement Amendments.

3. Operative Time. Notwithstanding the execution of this Amendment on the date hereof, the Amendment shall not amend the IP Security Agreement and become operative unless and until the Company accepts for purchase all of the outstanding Notes validly tendered for purchase pursuant to the Offer as of such date and a majority in principal amount at maturity of the outstanding Notes have been tendered as of the date hereof (the date and the time of such


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
acceptance being referred to herein as the "Operative Time"). The Company will provide a written notice to the Collateral Agent as soon as reasonably practicable after the determination of such Operative Time. At the Operative Time, the IP Security Agreement Amendments effected hereby shall be deemed fully operative without any further notice or action on the part of the Company, the Grantors, the Collateral Agent, the Holders or any other person. In the event that the Offer is terminated or withdrawn, or any condition of the Offer and the consent solicitation is not satisfied or waived by the Company, this Amendment shall be null and void.

4. Miscellaneous.

           (a) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

           (c) Collateral Agent Not Responsible. The recitals contained herein shall be taken as the statements of the Company and the Collateral Agent assumes no responsibility for their correctness.

           (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

           (f) Severability. In case any provisions in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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
           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first above written.


                                         BARNEY'S, INC.
                                         BARNEYS AMERICA, INC.
                                         BARNEYS (CA) LEASE CORP.
                                         BARNEYS (NY) LEASE CORP.
                                         BASCO ALL-AMERICAN SPORTSWEAR CORP.
                                         BNY LICENSING CORP.
                                         BARNEYS AMERICA (CHICAGO) LEASE CORP.



                                         By:    /s/ Steven M. Feldman
                                                --------------------------------
                                         Name:  Steven M. Feldman
                                         Title: Executive Vice President and
                                                Chief Financial Officer



                                         WILMINGTON TRUST COMPANY,
                                         as Collateral Agent



                                         By:    /s/ Kristin F. Long
                                                --------------------------------
                                         Name:  Kristin F. Long
                                         Title: Financial Services Officer




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